Exhibit 4.1




                               SERIES SUPPLEMENT

                      CORPORATE BACKED TRUST CERTIFICATES

           CIT CAPITAL TRUST I SECURITIES-BACKED SERIES 2003-9 TRUST

                                    between

                            LEHMAN ABS CORPORATION,

                                 as Depositor,

                                      and

                     U.S. BANK TRUST NATIONAL ASSOCIATION,

                                  as Trustee,

                      CORPORATE BACKED TRUST CERTIFICATES

                           Dated as of April 1, 2003

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                               Table of Contents

                                                                          Page
                                                                          ----

Section 1.  Incorporation of Standard Terms.................................1


Section 2.  Definitions.....................................................1


Section 3.  Designation of Trust and Certificates...........................8


Section 4.  Trust Certificates.............................................11


Section 5.  Distributions..................................................11


Section 6.  Trustee's Fees.................................................16


Section 7.  Optional Exchange..............................................16


Section 8.  Notices of Events of Default...................................17


Section 9.  Miscellaneous..................................................17


Section 10.  Governing Law.................................................20


Section 11.  Counterparts..................................................20


Section 12.  Termination of the Trust......................................20


Section 13.  Sale of Underlying Securities.................................20


Section 14.  Amendments....................................................20


Section 15.  Voting of Underlying Securities, Modification
             of Underlying Securities Trust Agreement......................21


Section 16.  Additional Depositor Representation...........................22



SCHEDULE I           SERIES 2003-9 UNDERLYING SECURITIES SCHEDULE
EXHIBIT A-1          FORM OF TRUST CERTIFICATE CLASS A-1
EXHIBIT A-2A         FORM OF TRUST CERTIFICATE CLASS A-2A
EXHIBIT A-2B         FORM OF TRUST CERTIFICATE CLASS A-2B
EXHIBIT B            FORM OF INVESTMENT LETTER



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

                               SERIES SUPPLEMENT

                      CORPORATE BACKED TRUST CERTIFICATES

           CIT CAPITAL TRUST I SECURITIES-BACKED SERIES 2003-9 TRUST

          SERIES SUPPLEMENT, CIT Capital Trust I Securities-Backed Series 2003-9, dated as of April 1, 2003 (the "Series Supplement"), by and between LEHMAN ABS CORPORATION, as Depositor (the "Depositor"), and U.S. BANK TRUST NATIONAL ASSOCIATION, as Trustee (the "Trustee").

                       W I T N E S S E T H:

          WHEREAS, the Depositor desires to create the Trust designated herein (the "Trust") by executing and delivering this Series Supplement, which shall incorporate the terms of the Standard Terms for Trust Agreements, dated as of January 16, 2001 (the "Standard Terms" and, together with this Series Supplement, the "Trust Agreement"), by and between the Depositor and the Trustee, as modified by this Series Supplement;

          WHEREAS, the Depositor desires to deposit into the Trust the Underlying Securities set forth on Schedule I attached hereto (the "Underlying Securities Schedule") the general terms of which are described in the Prospectus Supplement under the heading "Description of the Deposited Assets--Underlying Securities;"

          WHEREAS, in connection with the creation of the Trust and the deposit therein of the Underlying Securities, it is desired to provide for the issuance of trust certificates (the "Certificates") evidencing undivided interests in the Trust; and

          WHEREAS, the Trustee has joined in the execution of the Standard Terms and this Series Supplement to evidence the acceptance by the Trustee of the Trust.

          NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants expressed herein, it is hereby agreed by and between the Depositor and the Trustee as follows:

          Section 1. Incorporation of Standard Terms. Except as otherwise provided herein, all of the provisions of the Standard Terms are hereby incorporated herein by reference in their entirety, and this Series Supplement and the Standard Terms shall form a single agreement between the parties. In the event of any inconsistency between the provisions of this Series Supplement and the provisions of the Standard Terms, the provisions of this Series Supplement will control with respect to the CIT Capital Trust I Securities-Backed Series 2003-9 Certificates and the transactions described herein.

     Section 2. Definitions.

     (a) Except as otherwise specified herein or as the context may otherwise require, the following terms shall have the respective meanings set forth below for all purposes under this Series Supplement. (Section 2(b) below sets forth terms listed in the Standard Terms which are



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

not applicable to this Series.) Capitalized terms used but not defined herein shall have the meanings assigned to them in the Standard Terms.

          "Accredited Investor" shall mean a Person that qualifies as an "accredited investor" within the meaning of Rule 501(a) under the Securities Act.

          "Administrative or Judicial Action" shall mean any judicial decision, official administrative pronouncement, ruling, regulatory procedure, regulation, notice or announcement, including any notice or announcement of intent to adopt or promulgate any ruling, regulatory procedure or regulation.

          "Available Funds" shall have the meaning specified in the Standard Terms, except that proceeds of any redemption of the Underlying Securities shall be included in Available Funds.

          "Business Day" shall mean any day other than (i) Saturday and Sunday or (ii) a day on which banking institutions in New York City, New York are authorized or obligated by law or executive order to be closed for business or
(iii) a day that is not a business day for the purposes of the Underlying Securities Trust Agreement.

          "Calculation Agent" shall mean Lehman ABS Corporation or such affiliate thereof as shall be designated by Lehman ABS Corporation.

          "Certificate Principal Balance" shall have the meaning specified in
Section 3 hereof.

          "Certificates" shall have the meaning specified in Section 3 hereof.

          "Class A-1 Allocation" shall mean the sum of the present values (discounted at the rate of 7.00% per annum) of (i) any unpaid interest due or to become due on the Class A-1 Certificates and (ii) the outstanding Certificate Principal Balance of the Class A-1 Certificates (in each case assuming that the Class A-1 Certificates were paid when due and were not redeemed or prepaid prior to their stated maturity).

          "Class A-1 Certificates" shall mean the Certificates, in the form attached hereto as Exhibit A-1, to be issued by the Trust representing a proportionate undivided beneficial ownership interest in certain distributions to be made by the Trust and having the characteristics described herein and in the Certificates.

          "Class A-2 Allocation" shall mean the present value (discounted at the rate of 7.00% per annum) of any unpaid amounts due or to become due on the outstanding notional amount of the Class A-2 Certificates (assuming that the Class A-2 Certificates were paid when due and were not redeemed or prepaid prior to their stated maturity); provided that any amount to be distributed to the holders of the Class A-2 Certificates shall be distributed as between the Class A-2A Certificates and the Class A-2B Certificates, pro rata, in the proportion of the ratio of the Class A-2A Allocation to the Class A-2B Allocation.



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          "Class A-2 Certificates" shall mean the Class A-2A Certificates and the Class A-2B Certificates.

           "Class A-2A Allocation" shall mean the present value (discounted at the rate of 7.00% per annum) of any unpaid amounts, if any, due or to become due on the Class A-2A Certificates (assuming that the Class A-2A Certificates were paid when due and were not redeemed prior to their stated maturity).

          "Class A-2A Certificates" shall mean the Certificates, in the form attached hereto as Exhibit A-2A, to be issued by the Trust representing a proportionate undivided beneficial ownership interest in certain distributions to be made by the Trust on and prior to the Final Scheduled A-2A Distribution Date and having the characteristics described herein and in the Class A-2A Certificates.

          "Class A-2B Allocation" shall mean the present value (discounted at the rate of 7.00% per annum) of any unpaid amounts due or to become due on the Class A-2B Certificates (assuming that the Class A-2B Certificates were paid when due and were not redeemed prior to their stated maturity).

          "Class A-2B Certificates" shall mean the Certificates, in the form attached hereto as Exhibit A-2B, to be issued by the Trust representing a proportionate undivided beneficial ownership interest in certain distributions to be made by the Trust subsequent to the Final Scheduled A-2A Distribution Date and having the characteristics described herein and in the Class A-2B Certificates.

          "Closing Date" shall mean April 1, 2003.

          "Code" means the Internal Revenue Code of 1986, as amended, and Treasury Regulations promulgated thereunder.

          "Collection Period" shall mean, (i) with respect to each August Distribution Date, the period beginning on the day after the February Distribution Date of such year and ending on such August Distribution Date, inclusive and, (ii) with respect to each February Distribution Date, the period beginning on the day after the August Distribution Date of the prior year and ending on such February Distribution Date, inclusive; provided, however, that clauses (i) and (ii) shall be subject to Section 9(f) hereof.

          "Corporate Trust Office" shall mean the office of U.S. Bank Trust National Association located at 100 Wall Street, New York, New York 10005.

          "Currency" shall mean United States Dollars.

          "Depository" shall mean The Depository Trust Company, its nominees and their respective successors.

          "Distribution Date" shall mean February 15th and August 15th of each year (or if such date is not a Business Day, the next succeeding Business
Day), commencing on August 15, 2003, and ending on the earlier of the Final Scheduled Distribution Date and any date on which



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

all or a portion of the Underlying Securities are redeemed, prepaid or liquidated pursuant to the provisions of the Underlying Securities Trust Agreement.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          "Event of Default" shall mean (i) a default in the payment of any interest on any Underlying Security after the same becomes due and payable (subject to any permitted deferral during the pendency of an Extension Period and any applicable grace period), (ii) a default in the payment of the principal of or any installment of principal of any Underlying Security when the same becomes due and payable, and (iii) any other event specified as an "Event of Default" in the Underlying Securities Trust Agreement.

          "Exchange Act" shall mean the Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

          "Extension Period" shall have the meaning set forth in Section 5(b) hereof.

          "Extraordinary Trust Expenses" shall have the meaning specified in the Standard Terms.

          "Final Scheduled Distribution Date" shall mean (i) in the case of the Class A-2A Certificates, the Final Scheduled A-2A Distribution Date and
(ii) in the case of the Class A-1 Certificates and the Class A-2B
Certificates, the Distribution Date in February 2027, or if such day is not a Business Day, the next succeeding Business Day.

          "Final Scheduled A-2A Distribution Date" shall mean the Distribution Date in August 2011.

          "Liquidation Price" shall mean the price at which the Trustee sells the Underlying Securities.

          "Maturity Date" shall have the meaning specified in Schedule I hereto.

          "Moody's" shall mean Moody's Investors Service, Inc.

          "Optional Exchange" shall mean the exchange of the Certificates by the Trust for the Underlying Securities pursuant to Section 7(a) hereof.

          "Optional Exchange Date" shall mean any date on which Underlying Securities subject to Optional Exchange are distributed to a Certificateholder.

          "Ordinary Expenses" shall mean the Trustee's ordinary expenses and overhead in connection with its services as Trustee, including the items referred to in the definition of Ordinary Expenses in the Standard Terms.



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

          "Plan" means (a) an employee benefit plan (as defined in Section 3(3) of ERISA), (b) a plan described in Section 4975(e)(1) of the Code or (c) any entity whose underlying assets are treated as assets of any such plan by reason of such plan's investment in the entity.

          "Prepaid Ordinary Expenses" shall be zero for this Series.

          "Prospectus Supplement" shall mean the Prospectus Supplement, dated March 25, 2003, relating to the Certificates.

          "QIB" shall have the meaning set forth in Section 3(e) hereof.

          "Rating Agency" shall mean Moody's and S&P.

          "Record Date" shall mean, with respect to each Distribution Date, the day immediately preceding the related Distribution Date.

          "Required Percentage--Amendment" shall be 66-2/3% of the aggregate Voting Rights, unless the subject amendment requires the vote of holders of only one class of Certificates pursuant to the Standard Terms, in which case 66-2/3% of the Voting Rights of such Class.

          "Required Percentage--Direction of Trustee" shall be 66-2/3% of the aggregate Voting Rights.

          "Required Percentage--Remedies" shall be 66-2/3% of the aggregate Voting Rights.

          "Required Percentage--Removal" shall be 66-2/3% of the aggregate Voting Rights.

          "Required Rating" shall mean, in the case of Moody's, the rating assigned to the Underlying Securities by Moody's as of the Closing Date, and, in the case of S&P, the rating assigned to the Underlying Securities by S&P as of the Closing Date.

          "Resale Restriction Termination Date" shall have the meaning set forth in Section 3(e) hereof.

          "Rule 144A" shall have the meaning set forth in Section 3(e) hereof.

          "S&P" shall mean Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

          "SEC Reporting Failure" shall have the meaning set forth in Section 5(i) hereof.

          "Securities Act" shall mean the United States Securities Act of 1933, as amended.

          "Series" shall mean CIT Capital Trust I Securities-Backed Series
2003-9.

          "Special Distribution Date" shall have the meaning specified in
Section 5 hereof.



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

          "Special Event" shall have the meaning specified in the Prospectus Supplement.

          "Trustee Fee" shall mean the amount paid to the Trustee by the Depositor on the Closing Date.

          "Trust Property" shall mean the Underlying Securities described on
Schedule I hereto, the Certificate Account and any additional Underlying Securities sold to the Trust pursuant to Section 3(d) hereof.

          "Underlying Securities" shall mean $25,000,000 aggregate principal amount of 7.70% Preferred Capital Securities, due February 15, 2027, issued by the Underlying Securities Issuer, as set forth in Schedule I attached hereto (subject to Section 3(d) hereof).

          "Underlying Securities Issuer" shall mean CIT Capital Trust I.

          "Underlying Securities Administrative Trustees" shall mean a Trustee who is an employee or officer of, or is affiliated with CIT Group Inc.

          "Underlying Securities Debenture Trustee" shall mean The Bank of New York.

          "Underlying Securities Delaware Trustee" shall mean The Bank of New York.

          "Underlying Securities Guarantor" shall mean CIT Holdings Inc., as predecessor to CIT Group Inc.

          "Underlying Securities Property Trustee" shall mean The Bank of New York.

          "Underlying Securities Trust Agreement" shall mean the amended and restated declaration of trust dated as of February 25, 1997 among the Underlying Securities Issuer, the Underlying Securities Guarantor, the Underlying Securities Property Trustee, the Underlying Securities Delaware Trustee and certain administrative trustees.

          "Underwriters" shall mean Lehman Brothers Inc. and Banc of America Securities LLC.

          "Voting Rights" shall be allocated between the holders of the Class A-1 Certificates and the holders of the Class A-2 Certificates, pro rata, in proportion to the ratio of the Class A-1 Allocation to the Class A-2 Allocation. The Class A-1 Voting Rights will be allocated among Class A-1 Certificateholders in proportion to the then unpaid Certificate Principal Balances of their respective Certificates. The Class A-2 Voting Rights will be allocated among the Class A-2A Certificateholders and the Class A-2B Certificateholders, pro rata, in proportion to the ratio of the Class A-2A Allocation to the Class A-2B Allocation. The Class A-2A Voting Rights will be allocated among Class A-2A Certificateholders in proportion to the then outstanding notional amounts of their respective Class A-2A Certificates and the A-2B Voting Rights will be allocated among Class A-2B Certificateholders in proportion to the then outstanding notional amounts of their respective Class A-2B Certificates.

     (b) The terms listed below are not applicable to this Series.



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                    "Accounting Date"

                    "Administrative Fees"

                    "Advance"

                    "Allowable Expense Amounts"

                    "Basic Documents"

                    "Call Premium Percentage"

                    "Credit Support"

                    "Credit Support Instrument"

                    "Credit Support Provider"

                    "Cut-off Date"

                    "Eligible Expense"

                    "Eligible Investments"

                    "Exchange Rate Agent"

                    "Fixed Pass-Through Rate"

                    "Floating Pass-Through Rate"

                    "Guaranteed Investment Contract"

                    "Letter of Credit"

                    "Limited Guarantor"

                    "Limited Guaranty"

                    "Minimum Wire Denomination"

                    "Pass-Through Rate"

                    "Place of Distribution"

                    "Purchase Price"

                    "Required Premium"

                    "Required Principal"



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                    "Requisite Reserve Amount"

                    "Retained Interest"

                    "Sale Procedures"

                    "Sub-Administration Account"

                    "Sub-Administration Agreement"

                    "Sub-Administration Agent"

                    "Surety Bond"

                    "Swap Agreement"

                    "Swap Counterparty"

                    "Swap Distribution Amount"

                    "Swap Guarantee"

                    "Swap Guarantor"

                    "Swap Receipt Amount"

                    "Swap Termination Payment"

     Section 3. Designation of Trust and Certificates. The Trust created hereby shall be known as the "Corporate Backed Trust Certificates, CIT Capital Trust I Securities-Backed Series 2003-9 Trust." The Certificates evidencing certain undivided ownership interests therein shall be known as "Corporate Backed Trust Certificates, CIT Capital Trust I Securities-Backed Series 2003-9." The Certificates shall consist of the Class A-1 Certificates and the Class A-2 Certificates (together, the "Certificates").

     (a) The Class A-1 Certificates shall be held through the Depository in book-entry form and shall be substantially in the form attached hereto as Exhibit A-1. The Class A-2A Certificates and the Class A-2B Certificates shall initially be held through the Depository in book-entry form and, as set forth in Section 3(e) below, shall be held in physical form or through the Depository in book-entry form and shall be substantially in the forms attached hereto as Exhibit A-2A and Exhibit A-2B. The Class A-1 Certificates shall be issued in denominations of $25. The Class A-2A Certificates and the Class A-2B Certificates shall be issued in minimum notional denominations of $100,000 and integral multiples of $1 in excess thereof. Except as provided in the Standard Terms and in paragraph (d) in this Section, the Trust shall not issue additional Certificates or incur any indebtedness.

     (b) The Class A-1 Certificates consist of 1,000,000 Certificates having an initial aggregate certificate principal amount (the "Certificate Principal Balance") of $25,000,000. The Class A-2A Certificates are interest-only Certificates and shall have an initial aggregate notional



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amount equal to the principal amount of Underlying Securities held by the
Trust. The Class A-2B Certificates are interest-only Certificates and shall have an initial aggregate notional amount equal to the principal amount of Underlying Securities held by the Trust.

     (c) The holders of the Class A-1 Certificates will be entitled to receive on each Distribution Date the interest, if any, received on the Underlying Securities, to the extent necessary to pay interest at a rate of 6.75% per annum on the outstanding Certificate Principal Balance of the Class A-1 Certificates. The holders of the Class A-2A Certificates will be entitled to receive on each Distribution Date occurring on or prior to the Final Scheduled A-2A Distribution Date, the interest, if any, received on the Underlying Securities, to the extent necessary to pay interest at a rate of 0.95% per annum on the outstanding notional amount of the Class A-2A Certificates, which notional amount shall be equal to the outstanding principal amount of Underlying Securities held by the Trust. The holders of the Class A-2B Certificates will be entitled to receive on each Distribution Date subsequent to the Final Schedule A-2A Distribution Date, the interest, if any, received on the Underlying Securities, to the extent necessary to pay interest at a rate of 0.95% per annum on the outstanding notional amount of the Class A-2B Certificates, which notional amount shall be equal to the outstanding principal amount of Underlying Securities held by the Trust. On the Distribution Date occurring in August 2003, the Trustee shall cause the Trust to pay to the Depositor the amount of interest accrued and paid on the Underlying Securities from February 15, 2003, to but not including the Closing Date; provided, however, that in the event an Optional Exchange Date shall occur prior to the Distribution Date in August 2003, a pro rata portion of such amount shall be paid to the Depositor on the Optional Exchange Date in accordance with the provisions of Section 7(b)(ix) hereof. If the Depositor is not paid any such amount on such date, it shall have a claim for such amount. If Available Funds are insufficient to pay such amount, the Trustee will pay the Depositor its pro rata share, based on the ratio the amount owed to the Depositor bears to all amounts owed on the Certificates in respect of accrued interest, of any proceeds from the recovery on the Underlying Securities.

     (d) The Depositor may sell to the Trustee additional Underlying Securities on any date hereafter upon at least 3 Business Days' notice to the Trustee (or such shorter period as shall be mutually satisfactory to the Depositor and the Trustee) and upon (i) satisfaction of the Rating Agency Condition and (ii) delivery of an Opinion of Counsel to the effect that the sale of such additional Underlying Securities will not cause the Trust to be taxed as an association or publicly traded partnership taxable as a corporation for federal income tax purposes. Each condition to be satisfied with respect to a sale of Underlying Securities on or prior to the Closing Date shall be satisfied with respect to a sale of additional Underlying Securities no later than the date of sale thereof, each representation and warranty set forth in the Standard Terms to be made on the Closing Date shall be made on such date of sale, and from and after such date of sale, all Underlying Securities held by the Trustee shall be held on the same terms and conditions. Upon such sale to the Trustee, the Trustee shall deposit such additional Underlying Securities in the Certificate Account, and shall authenticate and deliver to the Depositor, on its order, Class A-1 Certificates in a Certificate Principal Balance, Class A-2A Certificates in a notional amount, and Class A-2B Certificates in a notional amount, equal to the principal amount of such additional Underlying Securities. Any such additional Class A-1 Certificates, Class A-2A Certificates and Class A-2B Certificates authenticated and delivered shall have the same terms and rank pari



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


passu with the corresponding classes of Certificates previously issued in accordance with this Series Supplement.

     (e) No Class A-2 Certificate may be offered, resold, assigned or otherwise transferred (including by pledge or hypothecation) at any time prior to (x) the date which is two years or such shorter period of time as permitted by Rule 144(k) under the Securities Act after the later of the original issue date of such Class A-2 Certificates and the last date on which the Depositor or any "affiliate" (as defined in Rule 144 under the Securities Act) of the Depositor was the owner of such Class A-2 Certificates (or any predecessor thereto) or (y) such later date, if any, as may be required by a change in applicable securities laws (the "Resale Restriction Termination Date") unless such offer, resale, assignment or transfer is (i) to the Trust, (ii) pursuant to an effective registration statement under the Securities Act, (iii) to a qualified institutional buyer (a "QIB"), as such term is defined in Rule 144A promulgated under the Securities Act ("Rule 144A"), in accordance with Rule 144A or (iv) pursuant to another available exemption from registration provided under the Securities Act (including transfers to Accredited Investors), and, in each of cases (i) through (iv), in accordance with any applicable securities laws of any state of the United States and other jurisdictions. Prior to any offer, resale, assignment or transfer of any Class A-2 Certificates in the manner described in clause (iii) above, the prospective transferee and the prospective transferor shall be required to deliver to the Trustee an executed copy of an Investment Letter with respect to the Class A-2 Certificates to be transferred substantially in the form of Exhibit B hereto and in the event the resale, assignment or transfer shall involve Class A-2 Certificates then being held in physical form, such A-2 Certificates shall be delivered to the Trustee for cancellation and the Trustee shall instruct the Depository to increase the aggregate notional amount of the Class A-2 Certificates held in book-entry form by an amount equal to the aggregate notional amount of Class A-2 Certificates so resold, assigned or transferred and to issue a beneficial interest in such global Class A-2 Certificates to such transferee. Prior to any offer, resale, assignment or transfer of any Class A-2 Certificates in the manner described in clause (iv) above, the prospective transferee and the prospective transferor shall be required to deliver to the Trustee documentation certifying that the offer, resale, assignment or transfer complies with the provisions of said clause (iv) and, in the event any such Class A-2 Certificate shall then be held in book-entry form and such resale, assignment or transfer shall be to an Accredited Investor that is not a QIB, the Trustee shall instruct the Depository to decrease the aggregate notional amount of the Class A-2 Certificates held in book-entry form and the Trustee shall authenticate and deliver one or more Class A-2 Certificates in physical form in an aggregate notional amount equal to the amount of Class A-2 Certificates resold, assigned or transferred. In addition to the foregoing, each prospective transferee of any Class A-2 Certificates in the manner contemplated by clause (iii) above shall acknowledge, represent and agree as follows:

     (1) The transferee (x) is a QIB, (y) is aware that the sale to it is being made in reliance on Rule 144A and (z) is acquiring such Class A-2 Certificates for its own account or for the account of a QIB.

     (2) The transferee understands that the Class A-2 Certificates are being offered in a transaction not involving any public offering in the United States within the meaning of the Securities Act, and that the Class A-2 Certificates have not been and will not be registered under the Securities Act.


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


     (3) The transferee agrees that (A) if in the future it decides to offer, resell, pledge or otherwise transfer the Class A-2 Certificates prior to the Resale Restriction Termination Date, such Class A-2 Certificates shall only be offered, resold, assigned or otherwise transferred (i) to the Trust, (ii) pursuant to an effective registration statement under the Securities Act, (iii) to a QIB, in accordance with Rule 144A or (iv) pursuant to another available exemption from registration provided under the Securities Act (including any transfer to an Accredited Investor), and, in each of cases (i) through (iv), in accordance with any applicable securities laws of any state of the United States and other jurisdictions and
          (B) the transferee will, and each subsequent holder is required to, notify any subsequent purchaser of such Class A-2 Certificates from it of the resale restrictions referred to in clause (A) above.

     (f) The Class A-2 Certificates will, unless otherwise agreed by the Depositor and the Trustee, bear a legend substantially to the following effect:

          "THIS CLASS A-2 CERTIFICATE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION UNDER SUCH ACT IS IN EFFECT OR PURSUANT TO AN EXEMPTION THEREFROM UNDER SUCH ACT. THE CLASS A-2 CERTIFICATE REPRESENTED HEREBY MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF THE SERIES SUPPLEMENT.

          EACH PURCHASER OF THIS CLASS A-2 CERTIFICATE IS HEREBY NOTIFIED THAT THE SELLER OF THIS CLASS A-2 CERTIFICATE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER."

     Section 4. Trust Certificates. The Trustee hereby acknowledges receipt, on or prior to the Closing Date, of:

     (a) the Underlying Securities set forth on Schedule I hereto; and

     (b) all documents required to be delivered to the Trustee pursuant to
Section 2.01 of the Standard Terms.

     Section 5. Distributions.

     (a) Except as otherwise provided in Sections 3(c), 5(c), 5(d) and 5(i), on each applicable Distribution Date (or such later date as specified in Section 9(f)), the Trustee shall apply Available Funds in the Certificate Account as follows:


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


     (i) The Trustee will pay the interest portion of Available Funds:

          (1) on each Distribution Date occurring on or prior to the Final Scheduled A-2A Distribution Date:

               (A) first, to the Trustee, as reimbursement for any remaining Extraordinary Trust Expenses incurred by the Trustee in accordance with Section 6(b) below and approved by 100% of the Certificateholders; and

               (B) second, to the holders of the Class A-1 Certificates and the holders of the Class A-2A Certificates, interest accrued and unpaid on each such class, pro rata in proportion to their entitlements thereto.

          (2) on each Distribution Date occurring after the Final Scheduled A-2A Distribution Date:

               (A) first, to the Trustee, reimbursement for any remaining Extraordinary Trust Expenses incurred by the Trustee in accordance with Section 6(b) below and approved by 100% of the Certificateholders; and

               (B) second, to the holders of the Class A-1 Certificates and the holders of the Class A-2B Certificates, interest accrued and unpaid on each such Class, pro rata in proportion to their entitlements thereto.

     (ii) the Trustee will pay the principal portion of Available Funds:

          (1) first, to the Trustee, as reimbursement for any remaining Extraordinary Trust Expenses incurred by the Trustee in accordance with
     Section 6(b) below and approved by 100% of the Certificateholders; and

          (2) second, to the holders of the Class A-1 Certificates, the Certificate Principal Balance of the Class A-1 Certificates (the Class A-2 Certificates are not entitled to distributions of principal).

     (iii) any Available Funds remaining in the Certificate Account after the payments set forth in clauses 5(a)(i) and 5(a)(ii) above shall be paid to the Trustee as reasonable compensation for services rendered to the Depositor, up to $1,000.

     (iv) the Trustee will pay any Available Funds remaining in the Certificate Account after the distributions in clauses 5(a)(i) through 5(a)(iii) above to the holders of the Class A-1 Certificates and Class A-2 Certificates pro rata in proportion to the interest rate on each such class of Certificates; provided that any amount to be distributed to the Class A-2 Certificates shall be distributed as between the Class A-2A Certificates and the

     Class A-2B Certificates, pro rata in the proportion of the ratio of the Class A-2A Allocation to the Class A-2B Allocation.

Any portion of the Available Funds (i) that does not constitute principal of, premium, if any, or interest on, the Underlying Securities, (ii) that is not received in connection with a tender offer, redemption, prepayment or liquidation of the Underlying Securities and (iii) for which allocation by the Trustee is not otherwise contemplated by this Series Supplement, shall be remitted by the Trustee to the Depositor.

     (b) Pursuant to the provisions of the Underlying Securities Trust Agreement, the Underlying Securities Issuer may defer payment of interest on the Underlying Securities at any time or from time to time for a period not exceeding ten consecutive semi-annual interest periods (each, an "Extension Period") with respect to each Extension Period, provided that no such Extension Period may extend beyond the Final Scheduled Distribution Date. At the end of any such Extension Period, the Underlying Securities Issuer will be obligated to pay all interest then accrued an unpaid on the Underlying Securities, together with interest thereon, compounded semi annually.

          Interest will continue to accrue on the Certificates during the pendency of any Extension Period. Such interest will be distributed to Certificateholders, to the extent received by the Trustee, upon the completion of the related Extension Period in accordance with the provisions of Section 5(a)(i) hereof; provided that (x) any interest that accrues on and prior to the Final Scheduled A-2A Distribution Date (together with any interest thereon) shall be allocated in the manner set forth in Section 5(a)(i)(1) hereof and (y) any interest that accrues subsequent to the Final Scheduled A-2A Distribution Date (together with any interest thereon) shall be allocated in the manner set forth in Section 5(a)(i)(2) hereof.

     (c) Notwithstanding the foregoing, if the Underlying Securities are redeemed (including as a result of an optional redemption), prepaid or liquidated in whole or in part for any reason other than due to the occurrence of an Underlying Securities Event of Default, an SEC Reporting Failure, or at the Final Scheduled Distribution Date, the Trustee shall apply Available Funds in the manner described in Section 5(h) in the following order of priority:

          (i) first, to the Trustee, as reimbursement for any Extraordinary Trust Expenses incurred by the Trustee in accordance with
               Section 6(b) below and approved by 100% of the Certificateholders;

          (ii) second, to the holders of the Class A-1 Certificates, an amount equal to the principal amount of Underlying Securities so redeemed, prepaid or liquidated plus accrued and unpaid interest on the amount of Class A-1 Certificates so redeemed;

         (iii) third, to the holders of the Class A-2A Certificates, an amount, if any, not to exceed the present value of all amounts that would otherwise have been payable on the Class A-2A Certificates for the period from the date of such redemption or prepayment to the Final Scheduled Distribution Date using a discount rate of 6.90% per annum, assuming no delinquencies, deferrals, redemptions or prepayments on the Underlying Securities;

          (iv) fourth, to the holders of the Class A-2B Certificates, an amount, if any, not to exceed the present value of all amounts that would otherwise have been payable on the Class A-2B Certificates for the period from the date of such redemption or prepayment to the Final Scheduled Distribution Date using a discount rate of 6.90% per annum, assuming no delinquencies, deferrals, redemptions or prepayments on the Underlying Securities;

          (v) fifth, to the Trustee, as reasonable compensation for services rendered to the Depositor, any remainder up to $1,000; and

          (vi) sixth, any remainder to the holders of the Class A-1 Certificates and the Class A-2 Certificates pro rata in proportion to the ratio of the Class A-1 Allocation to the Class A-2 Allocation; provided that any amount to be distributed to the Class A-2 Certificates shall be distributed as between the Class A-2A Certificates and the Class A-2B Certificates, pro rata in the proportion of the ratio of the Class A-2A Allocation to the Class A-2B Allocation.

     (d) Notwithstanding the foregoing, if the Underlying Securities are redeemed, prepaid or liquidated in whole or in part due to the occurrence of an Underlying Securities Event of Default, the Trustee shall distribute Available Funds to the holders of the Class A-1 Certificates and the holders of the Class A-2 Certificates within two Business Days of receipt in accordance with the ratio of the Class A-1 Allocation to the Class A-2 Allocation and the distribution to the holders of the Class A-2 Certificates shall further be determined as between the holders of the Class A-2A Certificates and the Class A-2B Certificates, pro rata in the proportion of the ratio of the Class A-2A Allocation to the Class A-2B Allocation.

     (e) Unless otherwise instructed by holders of Certificates representing a majority of the Voting Rights, thirty (30) days after giving notice pursuant to Section 8 hereof, the Trustee shall sell the Underlying Securities pursuant to Section 13 hereof and deposit the Liquidation Proceeds, if any, into the Certificate Account for distribution not later than two (2) Business Days after the receipt of immediately available funds in accordance with Section 5(d) hereof.

     (f) If the Trustee receives non-cash property in respect of the Underlying Securities as a result of a payment default on the Underlying Securities (including from the sale thereof), the Trustee will promptly give notice to the Depository, or for any Certificates which are not then held by DTC or any other depository, directly to the registered holders of the Certificates then outstanding and unpaid. Such notice shall state that the Trustee shall and the Trustee shall, not later than 30 days after the receipt of such property, allocate and distribute such property to the holders of Class A-1 Certificates and Class A-2 Certificates then outstanding and unpaid (after deducting the costs incurred in connection therewith) in accordance with Section 5(d) hereof. Property other than cash will be liquidated by the Trustee, and the proceeds thereof distributed in cash, only to the extent necessary to avoid distribution of fractional securities to Certificateholders. In-kind distribution of such property to Certificateholders, based on the market value of such property as of the date of distribution to Certificateholders, will be deemed to reduce the Certificate Principal Balance of the Class A-1 Certificates on a dollar-for-dollar basis. The outstanding notional amounts of the Class A-2A Certificates and Class A-2B

Certificates shall be reduced, pro rata among all Class A-2A
Certificateholders and Class A-2B Certificateholders, by an amount equal to the amount by which the Certificate Principal Balance of the Class A-1 Certificates is reduced.

     (g) Subject to Section 9(f) hereof, to the extent Available Funds are insufficient to make any scheduled interest or principal payments on any class of Certificates on any Distribution Date, any shortfall will be carried over and will be distributed on the next Distribution Date (or date referred to in Section 5(h) hereof) on which sufficient funds are available to pay such shortfall.

     (h) If a payment with respect to the Underlying Securities is made to the Trustee (i) after the payment date of the Underlying Securities on which such payment was due or (ii) in connection with redemption, prepayment or liquidation, in whole or in part, of the Underlying Securities for any reason (including a Special Event) other than due to the occurrence of an Underlying Securities Event of Default, an SEC Reporting Failure or at their maturity, the Trustee will distribute any such amounts received in accordance with the provisions of this Section 5 on the next occurring Business Day (a "Special Distribution Date") as if the funds had constituted Available Funds on the Distribution Date immediately preceding such Special Distribution Date; provided, however, that the Record Date for such Special Distribution Date shall be the Business Day prior to the day on which the related payment was received from the Underlying Securities Property Trustee.

     (i) Notwithstanding Section 3.12 of the Standard Terms, if CIT Holdings Inc. ceases to file periodic reports as required under the Exchange Act, the Depositor shall within a reasonable time instruct the Trustee to sell the Underlying Securities and distribute the proceeds of such sale to the Certificateholders within two Business Days of receipt in accordance with the following order of priority: first, to the Trustee, as reimbursement for any Extraordinary Trust Expenses incurred by the Trustee in accordance with
Section 6(b) below and approved by 100% of the Certificateholders; and second, any remainder to the holders of the Class A-1 Certificates and the Class A-2 Certificates pro rata in proportion to the ratio of the Class A-1 Allocation to the Class A-2 Allocation, as determined by the Calculation Agent; provided, however, the Depositor shall not instruct the Trustee to distribute or sell the Underlying Securities pursuant to this clause unless CIT Holdings Inc. has either (x) stated in writing that it intends permanently to cease filing reports required under the Exchange Act or (y) failed to file any required reports for one full calendar year (an "SEC Reporting Failure"); provided, further, however, that any amount distributable to the Class A-2 Certificateholders in accordance with this Section shall be allocated as between the holders of the Class A-2A Certificates and the Class A-2B Certificates, on a pro rata basis, in the proportion of the ratio of the Class A-2A Allocation to the Class A-2B Allocation.

     (j) On any date on which Underlying Securities are redeemed, prepaid or liquidated for any reason, the aggregate outstanding notional amount of the Class A-2A Certificates and the aggregate outstanding notional amount of the Class A-2B Certificates shall each be reduced by an amount equal to the principal amount of the Underlying Securities so redeemed, prepaid or liquidated, the reduction for the Class A-2A Certificates to be allocated pro rata among all Class A-2A Certificates and the reduction for the Class A-2B Certificates to be allocated pro rata among all Class A-2B Certificates.

     Section 6. Trustee's Fees.

     (a) As compensation for its services hereunder, the Trustee shall be entitled to the Trustee Fee and any amounts payable under clauses 5(a)(iii) and 5(b)(iv) above. The Trustee Fee shall be paid by the Depositor and not from Trust Property. The Trustee shall bear all Ordinary Expenses. Failure by the Depositor to pay such amount shall not entitle the Trustee to any payment or reimbursement from the Trust, nor shall such failure release the Trustee from the duties it is required to perform under the Trust Agreement.

     (b) Extraordinary Expenses shall not be paid out of the Trust Property unless all the holders of the Class A-1 Certificates and Class A-2 Certificates then outstanding have directed the Trustee to incur such Extraordinary Expenses. The Trustee may incur other Extraordinary Expenses if any lesser percentage of the Certificateholders requesting such action pursuant hereto reimburse the Trustee for the cost thereof from their own funds in advance. If Extraordinary Expenses are not approved unanimously as set forth in the first sentence of this Section 6(b), such Extraordinary Expenses shall not be an obligation of the Trust, and the Trustee shall not file any claim against the Trust therefor notwithstanding failure of Certificateholders to reimburse the Trustee.

     Section 7. Optional Exchange.

     (a) On any Distribution Date, any holder of Class A-1 Certificates, Class A-2A Certificates and Class A-2B Certificates may exchange such Certificates for a distribution of Underlying Securities representing the same percentage of the Underlying Securities as such Certificates represent of all outstanding Certificates.

     (b) The following conditions shall apply to any Optional Exchange.

          (i) A notice specifying the number of Certificates being surrendered and the Optional Exchange Date shall be delivered to the Trustee no less than 5 days (or such shorter period acceptable to the Trustee) but not more than 30 days before the Optional Exchange Date.

          (ii) Certificates shall be surrendered to the Trustee no later than 10:00 a.m. (New York City time) on the Optional Exchange Date.

          (iii) Class A-1 Certificates, Class A-2A Certificates and Class A-2B Certificates representing a like percentage of all Class A-1
     Certificates, Class A-2A Certificates and Class A-2B Certificates shall be surrendered.

          (iv) The Trustee shall have received an opinion of counsel stating that the Optional Exchange would not cause the Trust to be treated as an association or publicly traded partnership taxable as a corporation for federal income tax purposes.

          (v) If the Certificateholder is the Depositor or any Affiliate of the Depositor, (1) the Trustee shall have received a certification from the Certificateholder that any Certificates being surrendered have been held for at least six months, and (2) the Certificates being surrendered may represent no more than 5% (or 25% in the case of

     Certificates acquired by the Underwriters but never distributed to investors) of the then outstanding Certificates.

          (vi) The Trustee shall not be obligated to determine whether an Optional Exchange complies with the applicable provisions for exemption under Rule 3a-7 of the Investment Company Act of 1940, as amended, or the rules or regulations promulgated thereunder.

          (vii) The provisions of Section 4.07 of the Standard Terms shall not apply to an Optional Exchange pursuant to this Section 7(b). This Section 7(b) shall not provide any person with a lien against, an interest in or a right to specific performance with respect to the Underlying Securities; provided that satisfaction of the conditions set forth in this Section 7(b) shall entitle the related Certificateholder to a distribution thereof.

          (viii) The aggregate principal amount of Certificates exchanged in connection with any Optional Exchange pursuant to this Section shall be in an amount that will entitle the Certificateholders thereof to Underlying Securities in an even multiple of the minimum denomination of such Underlying Securities.

          (ix) In the event such Optional Exchange shall occur prior to the Distribution Date in August 2003, the Certificateholders shall have paid to the Trustee, for distribution to the Depositor, on the Optional Exchange Date an amount equal to the sum obtained by multiplying the amount of accrued interest on the Underlying Securities from February 15, 2003 through, but excluding, the Closing Date by a fraction, the numerator of which shall be the number of Certificates being exchanged on such Optional Exchange Date and the denominator of which shall be the total number of Certificates.

     Section 8. Notices of Events of Default.

          As promptly as practicable after, and in any event within 30 days after, the occurrence of any Event of Default actually known to the Trustee, the Trustee shall give notice of such Event of Default to the Depository, or, if any Certificates are not then held by DTC or any other depository, directly to the registered holders of such Certificates. However, except in the case of an Event of Default relating to the payment of principal of or interest on any of the Underlying Securities, the Trustee will be protected in withholding such notice if in good faith it determines that the withholding of such notice is in the interest of the Certificateholders.

     Section 9. Miscellaneous.

     (a) The provisions of Section 4.04, Advances, of the Standard Terms shall not apply to the CIT Capital Trust I Securities-Backed Series 2003-9 Certificates.

     (b) The provisions of Section 4.07, Optional Exchange, of the Standard Terms shall not apply to the CIT Capital Trust I Securities-Backed Series 2003-9 Certificates.

     (c) The Trustee shall simultaneously forward reports to Certificateholders pursuant to Section 4.03 of the Standard Terms and to the New York Stock Exchange.

     (d) Except as expressly provided herein, the Certificateholders shall not be entitled to terminate the Trust or cause the sale or other disposition of the Underlying Securities.

     (e) The provisions of Section 3.07(d) of the Standard Terms shall not apply to the CIT Capital Trust I Securities-Backed Series 2003-9 Certificates.

     (f) If the Trustee has not received payment with respect to a Collection Period on the Underlying Securities on or prior to the related Distribution Date, such distribution will be made promptly upon receipt of such payment. Subject to the provisions of Section 5(b) hereof, no additional amounts shall accrue on the Certificates or be owed to Certificateholders as a result of such delay; provided, however, that any additional interest owed and paid by the Underlying Securities Issuer as a result of such delay shall be paid to the Class A-1 Certificateholders and Class A-2 Certificateholders pro rata in proportion to their respective entitlements to such delayed payments.

     (g) The outstanding principal balance of the Certificates shall not be reduced by the amount of any Realized Losses (as defined in the Standard Terms).

     (h) The Trust may not engage in any business or activities other than in connection with, or relating to, the holding, protecting and preserving of the Trust Property and the issuance of the Certificates, and other than those required or authorized by the Trust Agreement or incidental and necessary to accomplish such activities. The Trust may not issue or sell any certificates or other obligations other than the Certificates or otherwise incur, assume or guarantee any indebtedness for money borrowed. Notwithstanding Section 3.05 of the Standard Terms, funds on deposit in the Certificate Account shall not be invested. Section 2.01(f) of the Standard Terms shall be superseded by this provision.

     (i) Notwithstanding anything in the Trust Agreement to the contrary, the Trustee may be removed upon 60 days prior written notice delivered by the holders of Class A-1 Certificates and Class A-2 Certificates representing the Required Percentage--Removal.

     (j) In the event that the Internal Revenue Service challenges the characterization of the Trust as a grantor trust, the Trustee shall then file such forms as the Depositor may specify to establish the Trust's election pursuant to Section 761 of the Code to exclude the Trust from the application of Subchapter K of the Code and is hereby empowered to execute such forms on behalf of the Certificateholders.

     (k) Notwithstanding anything in the Standard Terms to the contrary, the Trustee, upon written direction by the Depositor, will execute the Certificates.

     (l) In relation to Section 7.01(f) of the Standard Terms, any periodic reports filed by the Trustee pursuant to the Exchange Act in accordance with the customary practices of the Depositor, need not contain any independent reports.

     (m) Notwithstanding anything in the Trust Agreement to the contrary, the Trustee will have no recourse to the Underlying Securities.

     (n) [Reserved].

     (o) The Trust will not merge or consolidate with any other entity without confirmation from each Rating Agency that such merger or consolidation will not result in the qualification, reduction or withdrawal of its then-current rating on the Certificates.

     (p) All directions, demands and notices hereunder or under the Standard Terms shall be in writing and shall be delivered as set forth below (unless written notice is otherwise provided to the Trustee).

          If to the Depositor, to:

                Lehman ABS Corporation
                745 Seventh Avenue
                New York, New York  10019
                Attention:  Structured Credit Trading
                Telephone:  (212) 526-6575
                Facsimile:  (201) 508-4621

          If to the Trustee, to:

                U.S. Bank Trust National Association
                100 Wall Street
                New York, New York 10005
                Attention:  Corporate Trust
                Telephone:  (646) 835-5500
                Facsimile:  (212) 809-5459

                If to the Rating Agencies, to:

                Moody's Investors Service, Inc.
                99 Church Street
                New York, New York  10007
                Attention:  CBO/CLO Monitoring Department
                Telephone:  (212) 553-1494
                Facsimile:  (212) 553-0355

     and to:

                Standard & Poor's Ratings Services
                55 Water Street
                New York, New York  10041
                Attention:  Structured Finance Surveillance Group
                Telephone:  (212) 438-2482
                Facsimile:  (212) 438-2664

          If to the New York Stock Exchange, to:

                New York Stock Exchange, Inc.
                20 Broad Street
                New York, New York  10005
                Attention:  Robin L. Weiss
                Telephone:  (212) 656-6075
                Facsimile:  (212) 656-5780

     (q) Each of the representations, covenants and agreements made herein by each of the Depositor and the Trustee are for the benefit of the Certificateholders.

     (r) The provisions of Section 2.01(d)(iii) of the Standard Terms shall not apply to the CIT Capital Trust I Securities-Backed Series 2003-9 Certificates and the following shall be deemed to be inserted in its place:

          "at the time of delivery of the Underlying Securities, the Depositor owns such Underlying Securities, has the right to transfer its interest in such Underlying Securities and such Underlying Securities are free and clear of any lien, pledge, encumbrance, right, charge, claim or other security interest; and"

     Section 10. Governing Law. THIS SERIES SUPPLEMENT AND THE TRANSACTIONS DESCRIBED HEREIN SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CHOICE OF LAWS PROVISIONS THEREOF.

     Section 11. Counterparts. This Series Supplement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all such counterparts shall constitute but one and the same instrument.

     Section 12. Termination of the Trust. The Trust shall terminate upon the earliest to occur of (i) the payment in full at maturity or sale by the Trust after a payment default or an acceleration or other early payment of the Underlying Securities and the distribution in full of all amounts due to the Class A-1 Certificateholders and Class A-2 Certificateholders; (ii) the Final Scheduled Distribution Date and (iii) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

     Section 13. Sale of Underlying Securities. In the event of a sale of the Underlying Securities pursuant to Section 5(e) hereof, the Trustee shall solicit bids for the sale of the Underlying Securities with settlement thereof on or before the third (3rd) Business Day after such sale from three leading dealers in the relevant market. Any of the following dealers (or their successors) shall be deemed to qualify as leading dealers: (1) Credit Suisse First Boston Corporation, (2) Goldman, Sachs & Co., (3) Merrill Lynch, Pierce, Fenner & Smith Incorporated, (4) UBS Warburg LLC, (5) Salomon Smith Barney Inc., and (6) Lehman Brothers Inc. The Trustee shall not be responsible for the failure to obtain a bid so long as it has made reasonable efforts to obtain bids. If a bid for the sale of the Underlying Securities has been accepted by the Trustee but the sale has failed to settle on the proposed settlement date, the Trustee shall request new bids from such leading dealers. In the event of an Optional Exchange, the Trustee shall only deliver the Underlying Securities to the purchaser of such Underlying Securities or sell the Underlying Securities pursuant to this Section 13, as the case may be, against payment in same day funds deposited into the Certificate Account.

     Section 14. Amendments. Notwithstanding anything in the Trust Agreement to the contrary, in addition to the other restrictions on modification and amendment contained therein, the Trustee shall not enter into any amendment or modification of the Trust Agreement which would adversely affect in any material respect the interests of the holders of any class of Certificates without the consent of the holders of 100% of such class of Certificates; provided, however, that no such amendment or modification will be permitted which would cause the Trust to be taxed as an association or publicly traded partnership taxable as a corporation for federal income tax purposes. Unless otherwise agreed, the Trustee shall provide five Business Days written notice to each Rating Agency before entering into any amendment or modification of the Trust Agreement pursuant to this Section 14.

     Section 15. Voting of Underlying Securities, Modification of Underlying Securities Trust Agreement.

     (a) The Trustee, as holder of the Underlying Securities, has the right to vote and give consents and waivers in respect of the Underlying Securities as permitted by the Depository and except as otherwise limited by the Trust Agreement. In the event that the Trustee receives a request from the Depository, the Underlying Securities Delaware Trustee, the Underlying Securities Property Trustee, the Underlying Securities Administrative Trustee, the Underlying Securities Issuer or any other authorized Person for its consent to any amendment, modification or waiver of the Underlying Securities, the Underlying Securities Trust Agreement or any other document thereunder or relating thereto, or receives any other solicitation for any action with respect to the Underlying Securities, the Trustee shall mail a notice of such proposed amendment, modification, waiver or solicitation to each Certificateholder of record as of such date. The Trustee shall request instructions from the Certificateholders as to whether or not to consent to or vote to accept such amendment, modification, waiver or solicitation. The Trustee shall consent or vote, or refrain from consenting or voting, in the same proportion (based on the relative outstanding Certificate Principal Balances of the Class A-1 Certificates) as the Certificates of the Trust were actually voted or not voted by the Certificateholders thereof as of a date determined by the Trustee prior to the date on which such consent or vote is required; provided, however, that, notwithstanding anything in the Trust Agreement to the contrary, the Trustee shall at no time vote on or consent to any matter (i) unless such vote or consent would not (based on an opinion of counsel) cause the Trust to be taxed as an association or publicly traded partnership taxable as a corporation under the Code, (ii) which would alter the timing or amount of any payment on the Underlying Securities, including, without limitation, any demand to accelerate the Underlying Securities, except in the event of a default under the Underlying Securities or an event which with the passage of time would become an event of default under the Underlying Securities and with the unanimous consent of all outstanding Class A-1 Certificateholders and the Class A-2 Certificateholders, or (iii) which would result in the exchange or substitution of any of the outstanding Underlying Securities pursuant to a plan for the refunding or refinancing of such Underlying Securities except in the event of a default under the Underlying Securities Trust Agreement and only with the consent of Certificateholders representing 100% of the Class A-1 Certificates and 100% of the Class A-2 Certificates. The Trustee shall have no liability for any failure to act resulting from Certificateholders' late return of, or failure to return, directions requested by the Trustee from the Certificateholders.

     (b) In the event that an offer is made by the Underlying Securities Issuer to issue new obligations in exchange and substitution for any of the Underlying Securities, pursuant to a plan for the refunding or refinancing of the outstanding Underlying Securities or any other offer is made for the Underlying Securities, the Trustee shall notify the Class A-1 Certificateholders and Class A-2 Certificateholders of such offer promptly. The Trustee must reject any such offer unless the Trustee is directed by the affirmative vote of the holders of 100% of the Class A-1 Certificates and Class A-2 Certificates to accept such offer and the Trustee has received the tax opinion described above. If pursuant to the preceding sentence, the Trustee accepts any such offer the Trustee shall promptly notify the Rating Agencies.

     (c) If an event of default under the Underlying Securities Trust Agreement occurs and is continuing, and if directed by a majority of the outstanding Class A-1 Certificateholders and Class A-2 Certificateholders, the Trustee shall vote the Underlying Securities in favor of directing, or take such other action as may be appropriate to direct, the Underlying Securities Trustee to declare the unpaid principal amount of the Underlying Securities and any accrued and unpaid interest thereon to be due and payable.

     Section 16. Additional Depositor Representation. It is the express intent of the parties hereto that the conveyance of the Underlying Securities by the Depositor to the Trustee be, and be construed as, a sale of the Underlying Securities by the Depositor and not a pledge of any Underlying Securities by the Depositor to secure a debt or other obligation of the Depositor. In the event that, notwithstanding the aforementioned intent of the parties, any Underlying Securities are held to be property of the Depositor, then, it is the express intent of the parties that such conveyance be deemed a pledge of such Underlying Securities and all proceeds thereof by the Depositor to the Trustee to secure a debt or other obligation of the Depositor, pursuant to
Section 10.07 of the Standard Terms. In connection with any such grant of a security interest in the Underlying Securities and all proceeds thereof (including any such grant in connection with any sale of additional Underlying Securities pursuant to Section 3(d)), the Depositor hereby represents and warrants to Trustee as follows:

     (i) In the event the Underlying Securities are held to be property of the Depositor, then the Trust Agreement creates a valid and continuing security interest (as defined in the Uniform Commercial Code as in effect in the applicable jurisdiction (the "UCC")) in the Underlying Securities in favor of the Trustee which security interest is prior to all other liens, and is enforceable as such as against creditors of, and purchasers from, the Depositor.

     (ii) The Underlying Securities have been credited to a trust account (the "Securities Account") established in the name of the Trustee in accordance with Section 2.01 of the Standard Terms. U.S. Bank Trust National Association, as securities intermediary (the "Securities Intermediary") has established the Securities

          Account and has agreed to treat the Underlying Securities as "financial assets" within the meaning of the UCC.

    (iii) Immediately prior to the transfer of the Underlying Securities to the Trust, the Depositor owned and had good and marketable title to the Underlying Securities free and clear of any lien, claim or encumbrance of any Person.

     (iv) The Depositor has received all consents and approvals required by the terms of the Underlying Securities to the transfer to the Trustee all of its interest and rights in the Underlying Securities as contemplated by the Trust Agreement.

     (v) The Depositor has taken all steps necessary to cause the Securities Intermediary to identify on its records that the Trustee is the Person owning the security entitlements credited to the Securities Account.

     (vi) Other than the security interest granted to the Trust pursuant to this Agreement, the Depositor has not assigned, pledged, sold, granted a security interest in or otherwise conveyed any interest in the Underlying Securities (or, if any such interest has been assigned, pledged or otherwise encumbered, it has been released). The Depositor has not authorized the filing of and is not aware of any financing statements against the Depositor that includes a description of the Underlying Securities other than any financing statement relating to the security interest granted to the Trust hereunder. The Depositor is not aware of any judgment or tax lien filings against the Depositor.

    (vii) The Securities Account is not in the name of any Person other than the Trustee. The Depositor has not consented to the compliance by the Securities Intermediary, with entitlement orders of any Person other than the Trustee.

          IN WITNESS WHEREOF, the parties hereto have caused this Series Supplement to be duly executed by their respective authorized officers as of the date first written above.

                               LEHMAN ABS CORPORATION,
                                 as Depositor

                               By: /s/ Rene Canezin
                                  -------------------------
                                  Name:   Rene Canezin
                                  Title:  Senior Vice President


                               U.S. BANK TRUST NATIONAL ASSOCIATION,
                                 not in its individual capacity but solely as Trustee on behalf of the Corporate Backed Trust Certificates CIT Capital Trust I Securities-Backed Series 2003-9 Trust

                               By: /s/ David J. Kolibachuk
                                  --------------------------
                                  Name:   David J. Kolibachuk
                                  Title:  Vice President

                                                                    SCHEDULE I

              CIT CAPITAL TRUST I SECURITIES-BACKED SERIES 2003-9

                        UNDERLYING SECURITIES SCHEDULE

Underlying Securities:              7.70% Preferred Capital
                                    Securities due February 15, 2027.

Issuer:                             CIT Capital Trust I

CUSIP Number:                       125563AC0

Principal Amount Deposited:         $25,000,000.

Final Exchange Date:                Pursuant to an exchange offer
                                    that expired on April 29, 1997, the
                                    Underlying Securities Issuer exchanged the
                                    Underlying Securities, which are
                                    registered under the Securities Act of
                                    1933, as amended, for a like aggregate
                                    liquidation amount of its then outstanding
                                    7.70% Preferred Capital Securities. Any of such 7.70% Preferred Capital Securities that remain outstanding after consummation of the exchange offer and the Underlying
                                    Securities will vote together as a single class.

Principal Amount of
Underlying Securities
Originally Issued:                  $250,000,000.

Maturity Date:                      February 15, 2027; provided that
                                    the Underlying Securities Issuer shall
                                    have the right to advance the maturity of the Underlying Securities upon the occurrence of a Special Event.

Interest Rate:                      7.70% per annum.

Interest Payment Dates:             February 15th and August 15th

Record Dates:                       February 1st and August 1st

                                  EXHIBIT A-1
                      FORM OF TRUST CERTIFICATE CLASS A-1

                             CLASS A-1 CERTIFICATE
                             ---------------------


NUMBER 1                                        1,000,000 $25 PAR CERTIFICATES
                                                         CUSIP NO. 21988G 24 7

                      SEE REVERSE FOR CERTAIN DEFINITIONS

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED
REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          THIS CERTIFICATE REPRESENTS A PROPORTIONATE UNDIVIDED BENEFICIAL OWNERSHIP INTEREST IN THE TRUST AND DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, AND IS NOT GUARANTEED BY THE DEPOSITOR OR THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE TRUST ASSETS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR ANY OTHER PERSON.


                                    A-1-1

                            LEHMAN ABS CORPORATION

                               1,000,000 $25 PAR

                     CORPORATE BACKED TRUST CERTIFICATES,

              CIT Capital Trust I Securities-BACKED SERIES 2003-9

6.75% INTEREST RATE


          evidencing a proportionate undivided beneficial ownership interest in the Trust, as defined below, the property of which consists principally of $25,000,000 aggregate principal amount of 7.70% Preferred Capital Securities due February 15, 2027, issued by CIT Capital Trust I (the "Underlying Securities Issuer") and all payments received thereon (the "Trust Property"), deposited in trust by Lehman ABS Corporation (the "Depositor").

          THIS CERTIFIES THAT CEDE & CO. is the registered owner of an aggregate of $25,000,000 principal amount nonassessable, fully-paid, proportionate undivided beneficial ownership interest in the Corporate Backed Trust Certificates, CIT Capital Trust I Securities-Backed Series 2003-9 Trust, formed by the Depositor.


                                    A-1-2

          The Trust was created pursuant to a Standard Terms for Trust Agreements, dated as of January 16, 2001 (the "Standard Terms"), between the Depositor and U.S. Bank Trust National Association, a national banking association, not in its individual capacity but solely as Trustee (the "Trustee"), as supplemented by the Series Supplement in respect of the CIT Capital Trust I Securities-Backed Series 2003-9, dated as of April 1, 2003 (the "Series Supplement" and, together with the Standard Terms, the "Trust Agreement"), between the Depositor and the Trustee. This Certificate does not purport to summarize the Trust Agreement and reference is hereby made to the Trust Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and obligations of the Trustee with respect hereto. A copy of the Trust Agreement may be obtained from the Trustee by written request sent to the Corporate Trust Office. Capitalized terms used but not defined herein have the meanings assigned to them in the Trust Agreement.

          This Certificate is one of the duly authorized Certificates designated as the "Corporate Backed Trust Certificates, CIT Capital Trust I Securities-Backed Series 2003-9, Class A-1" (herein called the "Certificates"). This Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. The Trust Property consists of: (i) Underlying Securities described in the Trust Agreement, and (ii) all payments on or collections in respect of the Underlying Securities accrued on or after April 1, 2003, together with any and all income, proceeds and payments with respect thereto; provided, however, that any income from the investment of Trust funds in certain permitted investments ("Eligible Investments") does not constitute Trust Property.

          Subject to the terms and conditions of the Trust Agreement (including the availability of funds for distributions) and until the obligation created by the Trust Agreement shall have terminated in accordance therewith, distributions will be made on each Distribution Date, to the Person in whose name this Certificate is registered on the applicable Record Date, in an amount equal to such Certificateholder's proportionate undivided beneficial ownership interest in the amount required to be distributed to the Holders of the Certificates on such Distribution Date. The Record Date applicable to any Distribution Date is the close of business on the day immediately preceding such Distribution Date (whether or not a Business Day). If a payment with respect to the Underlying Securities is made to the Trustee after the date on which such payment was due, then the Trustee will distribute any such amounts received on the next occurring Business Day.

          Each Certificateholder, by its acceptance of a Certificate, covenants and agrees that such Certificateholder will not at any time institute against the Trust, or join in any institution against the Trust of, any bankruptcy proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Certificates or the Trust Agreement.

          Distributions made on this Certificate will be made as provided in the Trust Agreement by the Trustee by wire transfer in immediately available funds, or check mailed to the Certificateholder of record in the Certificate Register without the presentation or surrender of this Certificate or the making of any notation hereon, except that with respect to Certificates registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such


                                     A-1-3
nominee shall be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Except as otherwise provided in the Trust Agreement and notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the Corporate Trust Office or such other location as may be specified in such notice.

          Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee, by manual signature, this Certificate shall not entitle the Holder hereof to any benefit under the Trust Agreement or be valid for any purpose.

          THIS CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE HOLDER HEREOF SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.


                                    A-1-4

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

                               CORPORATE BACKED TRUST
                               CERTIFICATES, CIT CAPITAL TRUST I
                               SECURITIES-BACKED 2003-9 TRUST

                               By: U.S. BANK TRUST NATIONAL
                               ASSOCIATION
                               not in its individual capacity but
                               solely as Trustee,


                               By:
                                  ----------------------------
                                  Authorized Signatory



Dated: April 1, 2003


                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

          This is one of the Corporate Backed Trust Certificates, CIT Capital Trust I Securities-Backed Series 2003-9, described in the Trust Agreement referred to herein.

U.S. BANK TRUST NATIONAL ASSOCIATION
not in its individual capacity but solely as Trustee,


By:
   ------------------------
   Authorized Signatory


                                    A-1-5

                           (REVERSE OF CERTIFICATE)

          The Certificates are limited in right of distribution to certain payments and collections respecting the Underlying Securities, all as more specifically set forth herein and in the Trust Agreement. The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Property (to the extent of its rights therein) for distributions hereunder.

          The Trust Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the Trustee and the rights of the Certificateholders under the Trust Agreement at any time by the Depositor and the Trustee with the consent of the Holders of Class A-1 Certificates in the manner set forth in the Series Supplement and the Standard Terms. Any such consent by the Holder of this Certificate (or any predecessor Certificate) shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not a notation of such consent is made upon this Certificate. The Trust Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

          The Certificates are issuable in fully registered form only in denominations of $25.

          As provided in the Trust Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies of the Certificate Registrar maintained by the Trustee in the Borough of Manhattan, the City of New York, duly endorsed by or accompanied by an assignment in the form below and by such other documents as required by the Trust Agreement, and thereupon one or more new Certificates of the same class in authorized denominations evidencing the same principal amount will be issued to the designated transferee or transferees. The initial Certificate Registrar appointed under the Trust Agreement is U.S. Bank Trust National Association.

          No service charge will be made for any registration of transfer or exchange, but the Trustee may require exchange of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          The Depositor and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, nor any such agent shall be affected by any notice to the contrary.

          It is the intention of the parties to the Trust Agreement that the Trust created thereunder shall constitute a fixed investment trust for federal income tax purposes under Treasury Regulation Section 301.7701-4, and the Certificateholder agrees to treat the Trust, any distributions therefrom and its beneficial interest in the Certificates consistently with such characterization.

          The Trust and the obligations of the Depositor and the Trustee created by the Trust Agreement with respect to the Certificates shall terminate upon the earliest to occur of (i) the payment in full at maturity or sale by the Trust after a payment default on or an acceleration


                                     A-1-6
or other early payment of the Underlying Securities and the distribution in full of all amounts due to the Class A-1 Certificateholders and Class A-2 Certificateholders; (ii) the Final Scheduled Distribution Date and (iii) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

          An employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), a plan described in Section 4975(e) of the Code, an entity whose underlying assets include plan assets by reason of any such plan's investment in the entity, including an individual retirement account or Keogh plan (any such, a "Plan") may purchase and hold Certificates if the Plan can represent and warrant that its purchase and holding of the Certificates would not be prohibited under ERISA or the Code.


                                    A-1-7

                                  ASSIGNMENT

          FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER
OF ASSIGNEE


(Please print or type name and address, including postal zip code, of assignee) the within Certificate, and all rights thereunder, hereby irrevocably constituting and appointing ______________________ Attorney to transfer said Certificate on the books of the Certificate Register, with full power of substitution in the premises.

Dated:

                                                    *

                                            Signature Guaranteed:

                                                    *


*NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Certificate in every particular, without alteration, enlargement or any change whatever. Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Certificate Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Certificate Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.


                                    A-1-8

                                 EXHIBIT A-2A
                     FORM OF TRUST CERTIFICATE CLASS A-2A

                            CLASS A-2A CERTIFICATE
                            ----------------------

NUMBER 1                                                 CUSIP NO. 21988G CN 4

                      SEE REVERSE FOR CERTAIN DEFINITIONS

          THIS CLASS A-2A CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION UNDER SUCH ACT IS IN EFFECT OR PURSUANT TO AN EXEMPTION THEREFROM UNDER SUCH ACT. THE CLASS A-2A CERTIFICATE REPRESENTED HEREBY MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF THE SERIES SUPPLEMENT.

          EACH PURCHASER OF THIS CLASS A-2A CERTIFICATE IS HEREBY NOTIFIED THAT THE SELLER OF THIS CLASS A-2A CERTIFICATE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

          THE NOTIONAL AMOUNT OF THIS CLASS A-2A CERTIFICATE IS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING NOTIONAL AMOUNT OF THIS CLASS A-2A CERTIFICATE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          THIS CERTIFICATE REPRESENTS A PROPORTIONATE UNDIVIDED BENEFICIAL OWNERSHIP INTEREST IN THE TRUST AND DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, AND IS NOT GUARANTEED BY THE DEPOSITOR OR THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE OR THE TRUST ASSETS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR ANY OTHER PERSON.


                                    A-2A-1

                            LEHMAN ABS CORPORATION


                     CORPORATE BACKED TRUST CERTIFICATES,

              CIT CAPITAL TRUST I SECURITIES-BACKED SERIES 2003-9

                          $25,000,000 NOTIONAL AMOUNT


0.95% INTEREST RATE

FINAL SCHEDULED DISTRIBUTION DATE:  August 15, 2011


     evidencing a proportionate undivided beneficial ownership interest in the Trust, as defined below, the property of which consists principally of $25,000,000 aggregate principal amount of 7.70% Preferred Capital Securities due 2027, issued by CIT Capital Trust I and all payments received thereon (the "Trust Property"), deposited in trust by Lehman ABS Corporation (the "Depositor").

          THIS CERTIFIES THAT CEDE & CO. is the registered owner of an aggregate amount of $25,000,000 notional amount nonassessable, fully-paid, proportionate undivided beneficial ownership interest in the Corporate Backed Trust Certificates, CIT Capital Trust I Securities-Backed Series 2003-9 Trust, formed by the Depositor.

          The Trust was created pursuant to a Standard Terms for Trust Agreements, dated as of January 16, 2001 (the "Standard Terms"), between the Depositor and U.S. Bank Trust National Association , a national banking association, not in its individual capacity but solely as Trustee (the "Trustee"), as supplemented by the Series Supplement, CIT Capital Trust I Securities-Backed Series 2003-9, dated as of April 1, 2003 (the "Series Supplement" and, together with the Standard Terms, the "Trust Agreement"), between the Depositor and the Trustee. This Certificate does not purport to summarize the Trust Agreement and reference is hereby made to the Trust Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and obligations of the Trustee with respect hereto. A copy of the Trust Agreement may be obtained from the Trustee by written request sent to the Corporate Trust Office. Capitalized terms used but not defined herein have the meanings assigned to them in the Trust Agreement.

          This Certificate is one of the duly authorized Certificates designated as the "Corporate Backed Trust Certificates, CIT Capital Trust I Securities-Backed Series 2003-9, Class A-2A" (herein called the "Certificates"). This Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. The Trust Property consists of: (i) Underlying Securities described in the Trust Agreement, and (ii) all payments on or collections in respect of the Underlying Securities accrued on or after April 1, 2003, together with any and all income, proceeds and payments with


                                    A-2A-2
respect thereto; provided, however, that any income from the investment of Trust funds in certain permitted investments ("Eligible Investments") does not constitute Trust Property.

          Subject to the terms and conditions of the Trust Agreement (including the availability of funds for distributions) and until the obligation created by the Trust Agreement shall have terminated in accordance therewith, distributions of interest will be made on this Certificate on each Distribution Date until the Distribution Date occurring in August 2011.

          Subject to the terms and conditions of the Trust Agreement (including the availability of funds for distributions) and until the obligation created by the Trust Agreement shall have terminated in accordance therewith, distributions will be made on each Distribution Date, to the Person in whose name this Certificate is registered on the applicable Record Date, in an amount equal to such Certificateholder's proportionate undivided beneficial ownership interest in the amount required to be distributed to the Holders of the Certificates on such Distribution Date. The Record Date applicable to any Distribution Date is the close of business on the day immediately preceding such Distribution Date (whether or not a Business Day). If a payment with respect to the Underlying Securities is made to the Trustee after the date on which such payment was due, then the Trustee will distribute any such amounts received on the next occurring Business Day.

          Each Certificateholder, by its acceptance of a Certificate, covenants and agrees that such Certificateholder will not at any time institute against the Trust, or join in any institution against the Trust of, any bankruptcy proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Certificates or the Trust Agreement.

          Distributions made on this Certificate will be made as provided in the Trust Agreement by the Trustee by wire transfer in immediately available funds, or check mailed to the Certificateholder of record in the Certificate Register without the presentation or surrender of this Certificate or the making of any notation hereon, except that with respect to Certificates registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee shall be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Except as otherwise provided in the Trust Agreement and notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the Corporate Trust Office or such other location as may be specified in such notice.

          Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee, by manual signature, this Certificate shall not entitle the Holder hereof to any benefit under the Trust Agreement or be valid for any purpose.


                                    A-2A-3

          THIS CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE HOLDER HEREOF SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.


                                    A-2A-4

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

                               CORPORATE BACKED TRUST
                               CERTIFICATES, CIT CAPITAL TRUST I
                               SECURITIES-BACKED SERIES 2003-9 TRUST

                               By: U.S. BANK TRUST NATIONAL ASSOCIATION
                               not in its individual capacity but
                               solely as Trustee,


                               By:
                                  ----------------------------
                                  Authorized Signatory



Dated: April 1, 2003



                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

          This is one of the Corporate Backed Trust Certificates, CIT Capital Trust I Securities-Backed Series 2003-9, described in the Trust Agreement referred to herein.

U.S. BANK TRUST NATIONAL ASSOCIATION
not in its individual capacity but solely as Trustee,


By:
   ------------------------
   Authorized Signatory


                                    A-2A-5

                           (REVERSE OF CERTIFICATE)

          The Certificates are limited in right of distribution to certain payments and collections respecting the Underlying Securities, all as more specifically set forth herein and in the Trust Agreement. The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Property (to the extent of its rights therein) for distributions hereunder.

          The Trust Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the Trustee and the rights of the Certificateholders under the Trust Agreement at any time by the Depositor and the Trustee with the consent of the holders of Class A-2 Certificates in the manner set forth in the Series Supplement and the Standard Terms. Any such consent by the Holder of this Certificate (or any predecessor Certificate) shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Trust Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

          The Certificates are issuable in fully registered form only in denominations of $100,000 and in integral multiples of $1 in excess thereof.

          As provided in the Trust Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies of the Certificate Registrar maintained by the Trustee in the Borough of Manhattan, the City of New York, duly endorsed by or accompanied by an assignment in the form below and by such other documents as required by the Trust Agreement, and thereupon one or more new Certificates of the same class in authorized denominations evidencing the same notional amount will be issued to the designated transferee or transferees. The initial Certificate Registrar appointed under the Trust Agreement is U.S. Bank Trust National Association.

          No service charge will be made for any registration of transfer or exchange, but the Trustee may require exchange of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          The Depositor and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, nor any such agent shall be affected by any notice to the contrary.

          It is the intention of the parties to the Trust Agreement that the Trust created thereunder shall constitute a fixed investment trust for federal income tax purposes under Treasury Regulation Section 301.7701-4, and the Certificateholder agrees to treat the Trust, any distributions therefrom and its beneficial interest in the Certificates consistently with such characterization.

          The Trust and the obligations of the Depositor and the Trustee created by the Trust Agreement with respect to the Certificates shall terminate upon the earliest to occur of (i)


                                    A-2A-6
the payment in full at maturity or sale by the Trust after a payment default on or an acceleration or other early payment of the Underlying Securities and the distribution in full of all amounts due to the Class A-1 Certificateholders and Class A-2 Certificateholders; (ii) the Final Scheduled Distribution Date and (iii) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

          An employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), a plan described in Section 4975(e) of the Code, an entity whose underlying assets include plan assets by reason of any such plan's investment in the entity, including an individual retirement account or Keogh plan (any such, a "Plan") may purchase and hold Certificates if the Plan can represent and warrant that its purchase and holding of the Certificates would not be prohibited under ERISA or the Code.


                                    A-2A-7

                                  ASSIGNMENT

          FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER
OF ASSIGNEE


(Please print or type name and address, including postal zip code, of assignee) the within Certificate, and all rights thereunder, hereby irrevocably constituting and appointing _____________________ Attorney to transfer said Certificate on the books of the Certificate Register, with full power of substitution in the premises.

Dated:

                                                    *
                                         Signature Guaranteed:


                                                    *


*NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Certificate in every particular, without alteration, enlargement or any change whatever. Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Certificate Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Certificate Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.


                                    A-2A-8

                                 EXHIBIT A-2B
                     FORM OF TRUST CERTIFICATE CLASS A-2B

                            CLASS A-2B CERTIFICATE
                            ----------------------

NUMBER 1                                                 CUSIP NO. 21988G CP 9


                      SEE REVERSE FOR CERTAIN DEFINITIONS

          THIS CLASS A-2B CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION UNDER SUCH ACT IS IN EFFECT OR PURSUANT TO AN EXEMPTION THEREFROM UNDER SUCH ACT. THE CLASS A-2B CERTIFICATE REPRESENTED HEREBY MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF THE SERIES SUPPLEMENT.

          EACH PURCHASER OF THIS CLASS A-2B CERTIFICATE IS HEREBY NOTIFIED THAT THE SELLER OF THIS CLASS A-2B CERTIFICATE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

          THE NOTIONAL AMOUNT OF THIS CLASS A-2B CERTIFICATE IS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING NOTIONAL AMOUNT OF THIS CLASS A-2B CERTIFICATE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          THIS CERTIFICATE REPRESENTS A PROPORTIONATE UNDIVIDED BENEFICIAL OWNERSHIP INTEREST IN THE TRUST AND DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, AND IS NOT GUARANTEED BY THE DEPOSITOR OR THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE OR THE TRUST ASSETS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR ANY OTHER PERSON.


                                    A-2B-1

                            LEHMAN ABS CORPORATION
                     CORPORATE BACKED TRUST CERTIFICATES,

              CIT CAPITAL TRUST I SECURITIES-BACKED SERIES 2003-9

                          $25,000,000 NOTIONAL AMOUNT

0.95% INTEREST RATE



     evidencing a proportionate undivided beneficial ownership interest in the Trust, as defined below, the property of which consists principally of $25,000,000 aggregate principal amount of 7.70% Preferred Capital Securities due 2027, issued by CIT Capital Trust I and all payments received thereon (the "Trust Property"), deposited in trust by Lehman ABS Corporation (the "Depositor"). No payments of regularly scheduled interest in respect of this certificate shall be made until subsequent to the Distribution Date in August 2011.

          THIS CERTIFIES THAT CEDE & CO. is the registered owner of an aggregate amount of $25,000,000 notional amount nonassessable, fully-paid, proportionate undivided beneficial ownership interest in the Corporate Backed Trust Certificates, CIT Capital Trust I Securities-Backed Series 2003-9 Trust, formed by the Depositor.

          The Trust was created pursuant to a Standard Terms for Trust Agreements, dated as of January 16, 2001 (the "Standard Terms"), between the Depositor and U.S. Bank Trust National Association , a national banking association, not in its individual capacity but solely as Trustee (the "Trustee"), as supplemented by the Series Supplement, CIT Capital Trust I Securities-Backed Series 2003-9, dated as of April 1, 2003 (the "Series Supplement" and, together with the Standard Terms, the "Trust Agreement"), between the Depositor and the Trustee. This Certificate does not purport to summarize the Trust Agreement and reference is hereby made to the Trust Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and obligations of the Trustee with respect hereto. A copy of the Trust Agreement may be obtained from the Trustee by written request sent to the Corporate Trust Office. Capitalized terms used but not defined herein have the meanings assigned to them in the Trust Agreement.

          This Certificate is one of the duly authorized Certificates designated as the "Corporate Backed Trust Certificates, CIT Capital Trust I Securities-Backed Series 2003-9, Class A-2B" (herein called the "Certificates"). This Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. The Trust Property consists of: (i) Underlying Securities described in the Trust Agreement, and (ii) all payments on or collections in respect of the Underlying Securities accrued on or after April 1, 2003, together with any and all income, proceeds and payments with respect thereto; provided, however, that any income from the investment of Trust funds in certain permitted investments ("Eligible Investments") does not constitute Trust Property.


                                    A-2B-2

          Subject to the terms and conditions of the Trust Agreement (including the availability of funds for distributions) and until the obligation created by the Trust Agreement shall have terminated in accordance therewith, distributions of interest will be made on this Certificate on each Distribution Date occurring after the Distribution Date in August 2011.

          Subject to the terms and conditions of the Trust Agreement (including the availability of funds for distributions) and until the obligation created by the Trust Agreement shall have terminated in accordance therewith, distributions will be made on each Distribution Date, to the Person in whose name this Certificate is registered on the applicable Record Date, in an amount equal to such Certificateholder's proportionate undivided beneficial ownership interest in the amount required to be distributed to the Holders of the Certificates on such Distribution Date. The Record Date applicable to any Distribution Date is the close of business on the day immediately preceding such Distribution Date (whether or not a Business Day). If a payment with respect to the Underlying Securities is made to the Trustee after the date on which such payment was due, then the Trustee will distribute any such amounts received on the next occurring Business Day.

          Each Certificateholder, by its acceptance of a Certificate, covenants and agrees that such Certificateholder will not at any time institute against the Trust, or join in any institution against the Trust of, any bankruptcy proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Certificates or the Trust Agreement.

          Distributions made on this Certificate will be made as provided in the Trust Agreement by the Trustee by wire transfer in immediately available funds, or check mailed to the Certificateholder of record in the Certificate Register without the presentation or surrender of this Certificate or the making of any notation hereon, except that with respect to Certificates registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee shall be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Except as otherwise provided in the Trust Agreement and notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the tendency of such distribution and only upon presentation and surrender of this Certificate at the Corporate Trust Office or such other location as may be specified in such notice.

          Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee, by manual signature, this Certificate shall not entitle the Holder hereof to any benefit under the Trust Agreement or be valid for any purpose.

          THIS CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE HOLDER HEREOF SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.


                                    A-2B-3

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

                               CORPORATE BACKED TRUST
                               CERTIFICATES, CIT CAPITAL TRUST I
                               SECURITIES-BACKED SERIES 2003-9 TRUST

                               By: U.S. BANK TRUST NATIONAL ASSOCIATION
                               not in its individual capacity but
                               solely as Trustee,


                               By:
                                  ----------------------------
                                  Authorized Signatory


Dated: April 1, 2003


              TRUSTEE'S CERTIFICATE OF AUTHENTICATION


          This is one of the Corporate Backed Trust Certificates, CIT Capital Trust I Securities-Backed Series 2003-9, described in the Trust Agreement referred to herein.

U.S. BANK TRUST NATIONAL ASSOCIATION
not in its individual capacity but solely as Trustee,


By:
   -----------------------
   Authorized Signatory


                                    A-2B-4

                           (REVERSE OF CERTIFICATE)

          The Certificates are limited in right of distribution to certain payments and collections respecting the Underlying Securities, all as more specifically set forth herein and in the Trust Agreement. The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Property (to the extent of its rights therein) for distributions hereunder.

          The Trust Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the Trustee and the rights of the Certificateholders under the Trust Agreement at any time by the Depositor and the Trustee with the consent of the holders of Class A-2 Certificates in the manner set forth in the Series Supplement and the Standard Terms. Any such consent by the Holder of this Certificate (or any predecessor Certificate) shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Trust Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

          The Certificates are issuable in fully registered form only in denominations of $100,000 and in integral multiples of $1 in excess thereof.

          As provided in the Trust Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies of the Certificate Registrar maintained by the Trustee in the Borough of Manhattan, the City of New York, duly endorsed by or accompanied by an assignment in the form below and by such other documents as required by the Trust Agreement, and thereupon one or more new Certificates of the same class in authorized denominations evidencing the same notional amount will be issued to the designated transferee or transferees. The initial Certificate Registrar appointed under the Trust Agreement is U.S. Bank Trust National Association.

          No service charge will be made for any registration of transfer or exchange, but the Trustee may require exchange of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          The Depositor and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, nor any such agent shall be affected by any notice to the contrary.

          It is the intention of the parties to the Trust Agreement that the Trust created thereunder shall constitute a fixed investment trust for federal income tax purposes under Treasury Regulation Section 301.7701-4, and the Certificateholder agrees to treat the Trust, any distributions therefrom and its beneficial interest in the Certificates consistently with such characterization.

          The Trust and the obligations of the Depositor and the Trustee created by the Trust Agreement with respect to the Certificates shall terminate upon the earliest to occur of (i)


                                    A-2B-5
the payment in full at maturity or sale by the Trust after a payment default on or an acceleration or other early payment of the Underlying Securities and the distribution in full of all amounts due to the Class A-1 Certificateholders and Class A-2 Certificateholders; (ii) the Final Scheduled Distribution Date and (iii) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

          An employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), a plan described in Section 4975(e) of the Code, an entity whose underlying assets include plan assets by reason of any such plan's investment in the entity, including an individual retirement account or Keogh plan (any such, a "Plan") may purchase and hold Certificates if the Plan can represent and warrant that its purchase and holding of the Certificates would not be prohibited under ERISA or the Code.


                                    A-2B-6

                                  ASSIGNMENT

          FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER
OF ASSIGNEE


(Please print or type name and address, including postal zip code, of assignee) the within Certificate, and all rights thereunder, hereby irrevocably constituting and appointing ________________________ Attorney to transfer said Certificate on the books of the Certificate Register, with full power of substitution in the premises.

Dated:

                                                    *
                                         Signature Guaranteed:


                                                    *


*NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Certificate in every particular, without alteration, enlargement or any change whatever. Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Certificate Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Certificate Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.


                                    A-2B-7

                                   EXHIBIT B

                           FORM OF INVESTMENT LETTER
             QUALIFIED INSTITUTIONAL BUYER AND ACCREDITED INVESTOR

                                               Dated:

U.S. Bank Trust National Association,
 as Trustee
100 Wall Street
New York, New York 10005

Lehman Brothers Inc.,
 as Initial Purchaser
745 Seventh Avenue
New York, New York 10019

Lehman ABS Corporation,
 as Depositor
745 Seventh Avenue
New York, New York 10019


Ladies and Gentlemen:

      In connection with our proposed purchase of $25,000,000 aggregate notional amount of [Class A-2A]/[Class A-2B] Certificates (the "Certificates") representing an interest in the Corporate Backed Trust Certificates, CIT Capital Trust I Securities-Backed Series 2003-9 Trust (the "Trust"), the undersigned, by executing this letter (the "Purchaser") confirms that:

     1. [Reference is made to the private placement memorandum, dated March 25, 2003, including the schedules, exhibits and annexes, if any, thereto, as supplemented or amended to the date hereof (the "Memorandum"), relating to the Class A-2A Certificates. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Memorandum. The Purchaser has received a copy of the Memorandum and such other information as the Purchaser deems necessary in order to make its investment decision and the Purchaser has been provided the opportunity to ask questions of, and receive answers from, the Depositor and the Initial Purchaser, concerning the terms and conditions of the offering described in the Memorandum.] The Purchaser has received and understands the information discussed above and understands that substantial risks are involved in an investment in the Certificates. The Purchaser represents that, in making its investment decision to acquire the Certificates, the Purchaser has not relied on representations, warranties, opinions, projections, financial or other information or analysis, if any, supplied to it by any person or entity, including the Initial Purchaser, the Depositor or the Trustee or any of their affiliates, except as expressly contained [in the Memorandum and] in the other written information, if any, discussed above. [The Purchaser acknowledges that it has read and agreed to the matters stated on pages 2 through

4 of such Memorandum and the information under the heading "Transfer Restrictions".] The Purchaser is purchasing the Certificates for investment purposes and not with a view to, or for, the offer or sale in connection with a public distribution or in any other manner that would violate the 1933 Act or the securities or blue sky laws of any state of the United States. The Purchaser has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of purchasing any of the Certificates. The Purchaser is aware that it may be required to bear the substantial economic risk of an investment in the Certificates for an indefinite period of time and such Purchaser is able to bear such risk for an indefinite period. The Purchaser has relied upon its own tax, legal and financial advisors in connection with its decision to purchase the Certificates.

     2. The Purchaser is not an not an "affiliate" (as defined in Rule 144 under the Securities Act) of the Depositor and is either:

          (i) a "Qualified Institutional Buyer" (a "QIB") (as defined in Rule 144A under the Securities Act of 1933, as amended (the "1933 Act" and "Rule 144A")) and has delivered to you the certification contained herein as to the fact that it is a QIB and (B) acquiring the Certificates for its own account, for the account of an Accredited Investor (as defined in Rule 501(a) under the 1933 Act), or for the account of a QIB as to each of which the Purchaser exercises sole investment discretion. The Purchaser is aware that the Certificates are being sold to it in reliance on the exemption from the provisions of Section 5 of the 1933 Act provided by Rule 144A; or

          (ii) an Accredited Investor and, if the Certificates are to be purchased for one or more accounts ("investor accounts") for which it is acting as fiduciary or agent, each such investor account is an Accredited Investor on a like basis or a QIB; in the normal course of its business, such Purchaser invests in or purchases securities similar to the Certificates.

     3. The Purchaser acknowledges that neither the Depositor nor the Initial Purchaser, or any person representing the Depositor or the Initial Purchaser, has made any representation to such purchaser with respect to the Trust, the Underlying Securities or the offering or sale of any Certificates, other than the information contained in the Memorandum, which has been delivered to the Purchaser and upon which the Purchaser is relying in making an investment decision with respect to the Certificates. Accordingly, the Purchaser acknowledges that no representation or warranty is made by the Depositor or the Initial Purchaser as to the accuracy or completeness of such materials.

     4. The Purchaser understands that the Certificates are being offered in a transaction not involving any public offering in the United States within the meaning of the 1933 Act, that the Certificates have not been and will not be registered under the 1933 Act or under the securities or blue sky laws of any state, and that (i) if in the future it decides to offer, resell, pledge or otherwise transfer the Certificates, such Certificates shall only be offered, resold, assigned or otherwise transferred (A) to the Trust, (B) pursuant to an effective registration statement under the Securities Act, (C) to a QIB, in accordance with Rule 144A, (D) to any person or entity (including an Accredited Investor) pursuant to another available exemption from registration provided under the Securities Act, and, in each of cases (A) through (D), in accordance with any applicable securities laws of any state of the United States and other jurisdictions and (ii) the purchaser will, and each subsequent holder is required to, notify any subsequent purchaser of such Certificates from it of the resale restrictions referred to in clause (i) above. Upon the transfer of Certificates held in the form of global certificates to an Accredited Investor, the transferor's interest in such global certificates shall be exchanged for a Certificate in definitive form. Thereafter, upon transfer of a definitive Certificate to a QIB, such certificate may be exchanged for a beneficial interest in a global Certificate.

     5. The Purchaser understands that each Certificate will, unless otherwise agreed to by the Depositor and the Trustee, bear a legend substantially to the following effect:

          "THIS CERTIFICATE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION UNDER SUCH ACT IS IN EFFECT OR PURSUANT TO AN EXEMPTION THEREFROM UNDER SUCH ACT. THE CERTIFICATE REPRESENTED HEREBY MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF THE SERIES SUPPLEMENT.

          EACH PURCHASER OF THIS CERTIFICATE IS HEREBY NOTIFIED THAT THE SELLER OF THIS CERTIFICATE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER."

     6. The Purchaser understands that no subsequent transfer of the Certificates is permitted unless (A) such transfer is of a Certificate with a denomination of at least $100,000 and (B) it causes its proposed transferee to provide to the Trustee and the Initial Purchaser a letter substantially in the form hereof and otherwise satisfactory to the Trustee and Initial Purchaser, as applicable, or such other written statement as the Depositor shall prescribe.

     7. The Purchaser agrees that, if at some time in the future it wishes to transfer or exchange any of the Certificates, it will not transfer or exchange any of the Certificates unless such transfer or exchange is in accordance with
Section 5.04 of the Trust Agreement. The Purchaser understands that any purported transfer of the Certificates (or any interest therein) in contravention of any of the restrictions and conditions in the Trust Agreement, as applicable, shall be void, and the purported transferee in such transfer shall not be recognized by the Trust or any other Person as a Certificateholder, as the case may be, for any purpose.

     8. The purchaser (i) acknowledges that the Depositor, the Initial Purchaser, the Trustee and others will rely upon the truth and accuracy of the foregoing acknowledgments, representations and agreements and agrees that the Depositor, the Initial Purchaser, the Trustee are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby, and (ii) agrees that, if any of the acknowledgments, representations, warranties and agreements made or deemed to have been made by such purchaser's purchase of the Certificates are no longer accurate, such purchaser shall promptly notify the Depositor and the Initial Purchaser. If the purchaser is acquiring any Certificates as a fiduciary or agent for one or more investor accounts, it represents that it has sole investment discretion with respect to each such account and it has full power to make the foregoing acknowledgments, representations and agreements on behalf of each such account and that each such investor account is eligible to purchase the Certificates.

                               Very truly yours,

                               By:
                                   ------------------------------
                                   Name:
                                   Title: